As filed with the Securities and Exchange Commission on __________, 2001
                      Registration Statement No. 333-60873
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post-Effective Amendment No. 1 to
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             TOMPKINS TRUSTCO, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1482357
                        (IRS Employer Identification No.)

                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                                Francis M. Fetsko
                Senior Vice President and Chief Financial Officer
                             Tompkins Trustco, Inc.
                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                                 (607) 273-3210
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                 with a copy to:
                              Edward C. Hooks, Esq.
                                Harris Beach LLP
                             119 East Seneca Street
                             Ithaca, New York 14851
                                 (607) 273-6444

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

                              EXPLANATORY STATEMENT

         Effective as of January 23, 2001, the Board of Directors of Tompkins Trustco, Inc. (the "Company") terminated its 1998 Stock Option Plan (the "1998 Plan") and adopted, subject to stockholder approval, the 2001 Stock Option Plan (the "2001 Plan"). The 1998 Plan remains in effect solely with respect to unexercised options issued in accordance with the terms and conditions of the 1998 Plan. On May 15, 2001, the stockholders of the Company approved the adoption of the 2001 Plan and the issuance of 350,000 shares of the Common Stock of the Company thereunder.

         The Company registered 240,000 shares of Common Stock on a Form S-8 Registration Statement (File No. 333-60873) for issuance under the 1998 Plan. Of such 240,000 registered shares, 25,890 remain available for issuance under the 2001 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in No. 89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), such 25,890 remaining shares are carried forward to, and deemed covered by, the Form S-8 Registration Statement filed by the Company on or about the date hereof in connection with the 2001 Plan. A total of 201,209 shares of Common Stock remain available for issuance pursuant to this Registration Statement on Form S-8 in respect of unexercised options issued in accordance with the terms and conditions of the 1998 Plan.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on December 21, 2001.

                                            TOMPKINS TRUSTCO, INC.


                                            By: /s/ JAMES J. BYRNES
                                               ---------------------------------
                                               James J. Byrnes
                                               Chairman of the Board and
                                               Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints JAMES J. BYRNES, JAMES W. FULMER and FRANCIS M. FETSKO, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Tompkins Trustco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                           Title                      Date
   ---------                           -----                      ----


By: /s/ JAMES J. BYRNES           Chairman of the Board and   December 21, 2001
   ----------------------------   Chief Executive Officer
   James J. Byrnes


By: /s/ JAMES W. FULMER           President and Director      December 21, 2001
   ----------------------------
   James W. Fulmer


By: /s/ FRANCIS M. FETSKO         Senior Vice President and   December 21, 2001
   ----------------------------   Chief Financial Officer
   Francis M. Fetsko


By: /s/ JOHN E. ALEXANDER         Director                    December 21, 2001
   ----------------------------
   John E. Alexander

By: /s/ REEDER D. GATES           Director                    December 21, 2001
   ----------------------------
   Reeder D. Gates


By: /s/ WILLIAM W. GRISWOLD       Director                    December 21, 2001
   ----------------------------
   William W. Griswold


By: /s/ JAMES R. HARDIE           Director                    December 21, 2001
   ----------------------------
   James R. Hardie


By: /s/ EDWARD C. HOOKS           Director                    December 21, 2001
   ----------------------------
   Edward C. Hooks


By: /s/ BONNIE H. HOWELL          Director                    December 21, 2001
   ----------------------------
   Bonnie H. Howell


By: /s/ HUNTER R. RAWLINGS, III   Director                    December 21, 2001
   ----------------------------
   Hunter R. Rawlings, III


By: /s/ THOMAS R. SALM            Director                    December 21, 2001
   ----------------------------
   Thomas R. Salm


By: /s/ MICHAEL H. SPAIN          Director                    December 21, 2001
   ----------------------------
   Michael H. Spain


By: /s/ WILLIAM D. SPAIN, JR.     Director                    December 21, 2001
   ----------------------------
   William D. Spain, Jr.


By: /s/ CRAIG YUNKER              Director                    December 21, 2001
   ----------------------------
   Craig Yunker

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